Exhibit 10.24


                          TRANSITION AGREEMENT


          THIS AGREEMENT made and entered into as of May, 1996 by

Buenos Aires Embotelladora S.A., a corporation organized and existing under the laws of Argentina ("BAESA"), PepsiCo,  Inc.,  a  company organized and existing under the laws of the State of North Carolina ("PepsiCo"), Pepsi-

Cola  Puerto  Rico Bottling Company, a company organized and existing under the laws of the State of Delaware ("PCPRB") and Charles H. Beach, currently the Chief Executive Officer of BAESA and of PCPRB.

                       W I T N E S S E T H :

          WHEREAS,  the  purpose  of  this  Agreement  is  to set forth the agreements of certain of the indirect principal shareholders of BAESA with respect  to  certain  changes  in  their previous agreements regarding  the voting of BAESA shares owned or controlled by them and regarding changes in the management of BAESA and fostering  closer cooperation between BAESA and

PepsiCo;

          WHEREAS, PepsiCo, which owns approximately 24% of the outstanding capital stock of BAESA and is the franchisor  of  the  Pepsi-Cola Bottling franchises  held by BAESA, desires to improve BAESA's profitability and  is willing to make  certain commitments in order to facilitate the accelerated transition to PepsiCo's  exercise  of  majority  voting  control of BAESA,

subject  to certain management rights to be retained by Charles Beach  (the period immediately  following  such  transition while Charles Beach retains such rights being hereinafter referred to as "Phase II");

          WHEREAS, PCPRB, which is the  owner  of  approximately 17% of the

outstanding   capital  stock  of  BAESA,  also  desires  to  improve   the
profitability of  BAESA  and  in  consideration  of the commitments made by

PepsiCo in this Agreement is willing to cooperate  with  and  take steps to facilitate the contemplated transition to Phase II; and

         WHEREAS,  Charles  Beach,  who  is  designated as one of the  two

Essential  Shareholders  of  BAESA in the Exclusive  Bottling Appointments

between BAESA and PepsiCo pursuant  to  which  BAESA has obtained franchise

rights  to  bottle  and  distribute  PepsiCo  products   in  its franchise

territories, and who is also the controlling shareholder of  PCPRB, desires to  facilitate  certain  steps  contemplated  by  this  Agreement which  he believes are in the best interest of the shareholders of  BAESA, including

PCPRB,  and  accordingly  is  willing  to  exercise  his right to cause the transition  to  Phase II in consideration of the commitments  made by  the other parties contained in this Agreement.

          NOW, THEREFORE,  in consideration of the foregoing and the mutual covenants and agreements contained herein, the parties agree as follows:

                             ARTICLE I

                        AGREEMENTS OF BAESA

     1.01   COST SAVINGS.  BAESA  agrees  that  it  will continue its current program of reducing expenditures wherever possible (as described in BAESA's

current   annual  report  on  Form  20-F)  in  order  to  improve  BAESA's profitability.  BAESA and PepsiCo currently are working together diligently to improve  the  profitability  of BAESA.  In particular, BAESA and PepsiCo will work to reduce the divisional offices and corporate overhead of BAESA.

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     1.02   HUMAN RESOURCES.    (a)  BAESA  recognizes  that,  in connection

with  the  accelerated  transition to Phase II, and the transfer of majority voting control to PepsiCo, and consistent with its agreement contained herein to effect further cost savings, certain of BAESA's existing senior executives,

and  senior  executives  of its operating subsidiaries, may be terminated.   In

connection with any such termination, BAESA will provide such senior executives reasonable  and  customary  severance  payments and health and other benefits,

if appropriate under the circumstances or legally required.


               (b)  Certain  of BAESA's senior executives have been awarded options on BAESA's Class B shares  pursuant  to the BAESA Stock Option Plan

(the "Option Plan").  BAESA agrees that in connection  with  the transition to Phase II, it will consider adjusting the terms of the options previously issued under the Option Plan to certain of the key individuals  who will be continuing  as  employees  of  BAESA  during  Phase II and it will consider adjusting the vesting and exercise periods of the  options  for the  other employees who received options under the Option Plan.

     1.03   CONTINUATION OF EMPLOYMENT OF CHARLES BEACH.

     In  connection with the transition to Phase II, and effective July  1,

1996, BAESA  shall  enter  into  an  employment  agreement (the "Employment

Agreement")  with Charles Beach providing for his employment  by BAESA  as

Chairman of its  Board  of  Directors  for a period of two years after such

date.   The  Employment Agreement shall contain  the  following terms  and conditions for the duration of such two-year period:

               (a)  Charles  Beach shall be entitled to receive his current

compensation (based on prior year  bonus)   from  BAESA (as Chief Executive

Officer)  subject  to  adjustment  for inflation during  the  term of  his employment.

               (b)  BAESA shall provide  to  Charles  Beach  in Boca Raton,

Florida, suitable office space and accounting services during  the term of his  employment  and  shall  employ  for  him  a  secretary  and a combined clerk/driver  on  a full-time basis, with the individuals to be hired  for such positions to be  selected  by Charles Beach.  The individuals employed by BAESA for these positions shall  receive  salaries  and benefit packages equivalent  to the current salaries and benefit packages  received by  the current BAESA employees in these positions.

               (c)  Charles    Beach   shall   be   entitled   to  receive

reimbursement for reasonable out-of-pocket  expenses incurred in connection with  performing  his  duties  under  the Employment  Agreement, including travel, lodging and entertainment expenses.

               (d)  Charles Beach's duties  under  the Employment Agreement shall be limited to providing consultation and advice to the management and board  of directors of BAESA with respect to BAESA's  business operations.

Charles  Beach  shall not have any direct responsibility for the day-to-day management or operations of BAESA.

               (e)  Charles  Beach  shall  be entitled to receive under the

Employment Agreement the benefit package currently  received  byhim as the

Chief Executive Officer of BAESA.

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               (f)  In  addition  to any rights which shall be retained  by

Charles Beach under the amended Franchise  Commitment Letter as provided in

Section 1.05 hereof, Charles Beach shall have  the  right  and authority at any  time  to  require  BAESA  to  retain at its expense independent  legal counsel  selected  by him to advise him  and  BAESA  on  matters which  he believes  require  the  advice  of  such  counsel,  particularly involving securities  law disclosure  issues  and  issues  relating  to transactions between BAESA and any of its affiliates; PROVIDED, HOWEVER, that all legal bills shall be reasonable and subject to the approval of BAESA.

    1.04   COOPERATION  WITH  PCPRB.  BAESA acknowledges that the transition to Phase II will result in PCPRB no longer indirectly controlling BAESA and possibly resulting in PCPRB no  longer  qualifying  for  the exemption from registration  under  the  Investment Company Act of 1940 (the "1940  Act")

provided by Rule 3a-1 thereunder.   In  consideration  of  the agreement of

PCPRB  to  facilitate  the  transition  to  Phase II contemplated by  this

Agreement, BAESA agrees that it will use its best efforts in the future, at the request of PCPRB, to assist PCPRB in effecting transactions which PCPRB considers necessary or advisable in order to  avoid  the requirement  that

PCPRB  register  as  an  investment  company  under the 1940 Act; PROVIDED,

HOWEVER, that such transactions will only be done  as  an accommodation to

PCPRB  and  BAESA shall not assume any cost, expense or liability (tax  or otherwise) as  a  result of any such transaction.  Subject to the foregoing proviso, the transactions  may  include  the  transaction proposed in Larry

Odell's memo dated April 17, 1996 to Robert K. Biggart.  Inaddition, BAESA

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agrees  that  it  will  take  whatever  steps  are  necessary  under   the

circumstances  to  register for resale under the Securities Act of 1933 any

BAESA shares held by  PCPRB  (including  any  newly issued BAESA shares, as contemplated by the previous sentence) in connection  with  a decision  by

PCPRB  to  dispose  of  such  shares  or  to distribute BAESA shares to its shareholders so that after such disposition  or  distribution  they will be

freely  tradable  shares.   Notwithstanding  the  foregoing,  other than  a

registration  statement  to  be  filed at PCPRB's expense for BAESA shares

issued  in  such  transaction,  BAESA   shall  not  be  obligated to  file

registration statements (with the SEC or the Argentine Comision Nacional de

Valores), expend management time or incur  expense  in  connection with the performance  of any other registration obligation beyond that contemplated by Section 5.02(h)  of the BSA Partnership Agreement.  BAESA also agrees to provide in the future  to  PCPRB  any  and  all  financial information on a timely basis which is required by PCPRB to complete its annual or quarterly financial statements as required under Securities  and  Exchange Commission and New York Stock Exchange rules and regulations.

     1.05 AMENDMENT TO FRANCHISE COMMITMENT LETTER. In connection with the transition to Phase II, BAESA agrees that it will enter into an amendment of  the  Master  Franchise  Commitment  Letter dated November

1, 1993 among PepsiCo, Seven-Up International, BAESA and Argentine Bottling

Associates (the "Franchise Commitment Letter") which will amend and restate

Section  9 "Approval  Rights of Controlling Shareholders" of such Franchise

Commitment

Letter as set  forth  in Schedule 1.05 hereto.  In addition, such amendment shall provide that Charles  Beach shall become a third party beneficiary of such Franchise Commitment Letter  with  the right to enforce the provisions of such Section 9.  Also, such amendment  shall set forth (i) the agreement

(during Phase II and thereafter) of BAESA and  PepsiCo  with respect to the price  of concentrate purchased by BAESA from PepsiCo for  use  in BAESA's

Brazilian franchise territories and (ii) the amount of any payables owed by

PCI to BAESA  or  BAESA  to PCI on July 1, 1996.  The agreement relating to

Net Invoicing which is due  to  expire  at  the  end  of June 1996 shall be extended  or  terminated  at  PepsiCo's  option; provided that  if PepsiCo extends this agreement, (x) the provision  which gives PepsiCo the right to increase the concentrate price at its direction shall be eliminated and (y)

PepsiCo shall have the right  to terminate such  extension at any time (and return to the original concentrate pricing and marketing  spending levels).

In  addition,  the  Franchise  Commitment Letter and each of the Exclusive

Bottling Appointments between PepsiCo and BAESA shall be amended as of July

1, 1996 to eliminate any references  to Charles Beach or Michael Gerrits as

Essential Shareholders of BAESA and to remove all restrictions contained in such  agreements  with  respect  to  any  required  shareholdings by  such individuals in BAESA or on the disposition of their BAESA shares.

                            ARTICLE I.

                      AGREEMENTS OF PEPSICO

     2.01   AMENDMENT  TO FRANCHISE COMMITMENT  LETTER.   PepsiCo agrees  to

execute and deliver to  BAESA  and  to  Charles Beach and the other parties thereto the amendment to the Franchise Commitment Letter and the amendments to the BAESA Exclusive Bottling Appointments  contemplated  by that Section

1.06 hereof.

     2.02   RESTRICTIONS  ON TRANSFER OF BAESA SHARES.  PepsiCo agrees  that all restrictions on dispositions of BAESA shares contained in Sections 5.01 and 5.02 of the Amended and  Restated  General  Partnership Agreement dated

November  1, 1993, as amended (the "BSA Partnership  Agreement") of  Baesa

Shareholder  Associates  ("BSA") (by Argentine Bottling Associates ("ABA"),

the Essential Shareholders,  the  Non-Essential Shareholders or the PepsiCo

Partners, as such parties are defined  therein)  shall be removed. On July

1, 1996 the parties to the BSA Partnership Agreement  shall  amend the BSA

Partnership   Agreement   to   eliminate  these  restrictions.  ABA  shall

thereafter be free without restriction to withdraw from BSA its interest in the BAESA shares owned by BSA provided  that  such withdrawals must be only

BAESA Class B Shares.  To the extent that ABA wishes to withdraw more BAESA

Class B Shares than BSA owns, BAESA Class A Shares  owned  by  BSA shall be converted to BAESA Class B Shares before they are withdrawn.  As a result,

no   BAESA   Class   A   shares   shall  be  withdrawn  from  BSA by  ABA.

Notwithstanding the foregoing, PCPRB  agrees that it shall not cause ABA to withdraw from BSA the BAESA shares owned  by PCPRB until the earlier of (i)

the completion of any offering during 1996  of BAESA shares or (ii) October

1, 1996.  PepsiCo also agrees to the termination  effective July 1, 1996 of the Voting Trust Agreement dated November 1, 1993 between BSA and Riverside

S.A.  and  the  distribution  of the BAESA Class A shares  held thereunder

(following an exchange of such  BAESA  Class  A  shares  into BAESA Class B shares) to Riverside S.A.

     2.03   USE OF PEPSICO VOTING CONTROL.  PepsiCo agrees to  use its voting control of BAESA, which PepsiCo will acquire as a result of the transition to  Phase II, to cause BAESA to perform all of its agreements contained  in

this  Agreement.   In  addition,  PepsiCo  shall cause BAESA to be operated

solely with a view to the long-term best interests of BAESA shareholders.

     2.04   TRANSITION CHIEF EXECUTIVE OFFICER.   During  the period from the

execution of this Agreement until July 1, 1996, PepsiCo shall designate an individual to act as Co-Chief Executive Officer of BAESA who will, working with Charles Beach during this transition period, share with Charles  Beach

responsibility  for  the  day-to-day  operations  of  BAESA.   In addition,

PepsiCo will use its best efforts to ensure, using its voting control, that in  the  future  the  Chief  Executive  of  BAESA and the principal country managers  for  Brazil  and Argentina shall be employed  by  BAESA and  its subsidiaries (and shall  not be employees of PepsiCo) and shall be provided with appropriate incentives  consistent  with the longterm best interest of

BAESA's shareholders.

     2.05   AGREEMENTS WITH RESPECT TO PCPRB.   In  consideration of PCPRB's

agreement  to  facilitate  the  transition  to Phase II, PepsiCo agrees  to support  and encourage PCPRB's effort to identify  and  acquire  additional

PepsiCo franchise  territories  in  the  Caribbean  and  other appropriate
regions.   If  and  when  PepsiCo is legally able to grant a new Pepsi-Cola franchise  in Cuba, PCPRB will  be  considered  as  one  of  the preferred

possible  candidates   for  this  territory.   PepsiCo's consideration  in

granting this franchise  will  be  based  on all relevant factors including past performance, management strength and financial  ability and commitment to  invest  in  the  market.  If PCPRB meets these criteria,  in PepsiCo's judgment, PCPRB will be considered the preferred possible candidate.


                            ARTICLE III.

                    AGREEMENTS OF CHARLES BEACH

     3.01   In consideration  of  the  agreements  of  the  parties in  this

Agreement, Charles Beach shall, effective July 1, 1996, resign as the Chief

Executive  Officer  of  BAESA and shall enter into the Employment Agreement with BAESA described in Section 1.05 hereof.

     3.02   TRANSITION TO PHASE II.  Charles Beach hereby notifies PepsiCo of the commencement of Phase  II, effective July 1, 1996, subject to the terms and conditions set forth in this agreement.  During Phase II, PepsiCo shall have voting control over BAESA  as  a  result of its acquisition of Class A shares in connection with the liquidation  of BSA.  In addition, during the term of the Employment Agreement, Charles Beach  shall  have the Management

Rights set forth in the amended Franchise Commitment Letter as contemplated by Section 1.06 hereof.

                            ARTICLE IV.

                        AGREEMENTS OF PCPRB

     4.01   TRANSITION  TO PHASE II.  In consideration of the agreements  of the other parties under  this  Agreement,  PCPRB  will,  as the controlling partner of ABA (and through ABA, the controlling partner of BSA), cooperate to facilitate the transition to Phase II contemplated by this Agreement and the partial liquidation of BSA.

                            ARTICLE V.

                           MISCELLANEOUS

     5.01   NOTICES.   Any notice to be given under this Agreement shall  be

deemed sufficiently served  when  in  writing  and  delivered in person, by facsimile  transmission  (to be confirmed promptly by registered airmail),

telex, courier or by prepaid, registered airmail, addressed as follows:

     IF TO BAESA:
     ___________

          700 South Federal Highway
          Suite 200
          Boca Raton, Florida 33432
          Attention:     Charles Beach
          Telecopier:    (407) 347-3836

     IF TO PEPSICO:
     _____________

          PepsiCo, Inc.
          700 Anderson Hill Road
          Purchase, New York 10577
          Attention:     Secretary
          Telecopier:    (914) 253-3123

     IF TO PCPRB:
     ___________

          26 Sim<o'>n Madera Avenue
          Villa Prades
          Ri<o'> Piedras
          Puerto Rico 00924
          Attention:     Jose Carlos Villares
          Telephone:     (809) 758-5252

     IF TO CHARLES BEACH:
     ___________________

          c/o Buenos Aires Embotelladora S.A.
          700 South Federal Highway
          Suite 200
          Boca Raton, Florida 33432
          Attention:     Charles Beach
          Telecopier:    (407) 347-3836

Any party may change its address  provided  above  for  the purpose of this

Agreement by giving written notice to the other parties of  such change in the manner hereinabove provided.

     5.02   GOVERNING  LAW.   This Agreement shall be construed in accordance

with the laws of the State of  New York without regard to its principles of conflicts of laws.

     5.03   ASSIGNMENT.  The rights  and obligations under this Agreement may not be assigned by any party to any  third  party without the prior written consent of all other parties.

     5.04   ENTIRE AGREEMENT.  This Agreement,  together  with  all Schedules hereto,  represents  the  entire  agreement  and understanding between  the parties with respect to the subject matter of this Agreement and supersedes any other agreement or understanding, written  or  verbal, that the parties may have had.

     5.05   AMENDMENTS.  Any modification, amendment,  supplement, or waiver of any provision of this Agreement shall be effective if,  but only if, in writing and signed by an authorized representative of each of the parties.

     5.06   CAPTIONS.   The  title  headings  of  the respective articles and

sections of this Agreement are inserted for convenience  and  shall not be deemed  to  be  a  part  of this Agreement or considered in construing this

Agreement.

     5.07   SEVERABILITY.  If  any  article,  section  or paragraph, or part thereof, of this Agreement, or any agreement or document appended hereto or made  a  part  hereof is invalid, ruled illegal by any court  of competent jurisdiction, or  unenforceable  under  present  or  future  laws effective during the term of this Agreement, then it is the intention of  the parties that the remainder of the Agreement, or any agreement or document appended hereto  or  made  a  part  hereof, shall not be affected thereby unless the deletion of such provision shall  cause this Agreement to become materially adverse to any party in which case such party shall have the right to cause the Agreement to be terminated.

     5.08   COUNTERPARTS.  This Agreement  may  be  executed  in one or more counterparts, and by each party on the same or different counterparts,  but all  of  such  counterparts  shall  together  constitute  one  and the same instrument.

     5.09   FURTHER  ASSURANCES.   Each  party  shall  take such actions  and

execute  such  papers, documents, and instruments as the  other party  may reasonably request to evidence and effectuate the rights and obligations of the parties hereunder and the transactions contemplated hereby.

     5.10 WAIVERS.   No  failure by a party to take any action with respect

to a breach of this Agreement  or  a  default  by  any  other party  shall constitute a waiver of the former party's right to enforce any provision of this Agreement or to take action with respect to such breach or default  or any  subsequent  breach  or  default.  Waiver by any party of any breach or failure to comply with any provision of this Agreement by a party shall not be construed as, or constitute, a continuing waiver of such provision, or a waiver of any other breach of or failure to comply with any other provision of this Agreement.

     5.11 PUBLIC  ANNOUNCEMENTS.   All  press  releases  and  other public

announcements made  by  any  party  disclosing  the terms of this Agreement shall  be  subject to the approval of all parties,  except  to  the extent required by law.

     IN WITNESS  WHEREOF,  the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.


                         BUENOS AIRES EMBOTELLADORA S.A.



                         By:__________________________
                            Name:
                            Title:


                         PEPSICO, INC.



                         By:__________________________
                            Name:
                            Title:

                         PEPSI-COLA PUERTO RICO BOTTLING COMPANY



                         By:__________________________
                            Name:
                            Title:


                         CHARLES BEACH



                         By:__________________________
                            Name:
                            Title:

                           SCHEDULE 1.05



          9.   APPROVAL RIGHTS OF CHARLES BEACH

          During Phase II (which will commence on July 1, 1996 and continue for  a period of two years thereafter,  unless  sooner  terminated by  the resignation  as  Chairman of BAESA or incapacity of Charles Beach) PepsiCo,

Inc. will appoint the Chief Executive Officer of the Bottling Companies who

will have full management  authority  to  conduct  the  Bottling Companies'

business  subject  to  Charles Beach's right to approve certain management

decisions described in the  following  sentence.   During  Phase II Charles

Beach will be Chairman of the Board of the Bottling Companies  and have the following approval rights:

          (a)  appointment of BAESA's Chief Executive Officer.

          (b)  any  individual  capital  expenditure  or  series of related expenditures in excess of U.S.$3,500,000.

          (c)  sale  of  significant assets, meaning any asset  or related assets in excess of U.S.$3,500,000.

          (d)  production,  sale  or  distribution  of  any non-PCI brands

(other  than  those  currently being produced, sold or distributed by  the

Bottling Companies).

          (e)  engage  in  any  non  beverage  business,  to the extent not already conducted or agreed upon.

          (f)  enter into any transaction between BAESA and  the Company or any company affiliated with the Company.

          (g)  any capital increase or new share and other equity security issuances other than pursuant to outstanding options.

          (h)  any capital reduction or share repurchase.

          (i)  any  dividends  less  than  or  in  excess of 30% of BAESA's consolidated after tax net income each year.

          (j)  merge with any other business.

          (k)  change the By-Laws (Estatutos) of BAESA.

          (l)  change outside auditors.

          (m)  liquidate BAESA.


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